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                                                                  Exhibit 10.7

                                                                EXECUTION COPY



         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.


         ALL INDEBTEDNESS EVIDENCED HEREBY AND REFERENCED HEREIN IS SUBORDINATED IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL INDEBTEDNESS OWED TO KEYBANK NATIONAL ASSOCIATION.


                               KAHIKI FOODS, INC.

                                 SECOND CLOSING

                           CONVERTIBLE PROMISSORY NOTE

$1,000,000                                                 Wilmington, Delaware
                                                                   June 3, 2005

         FOR VALUE RECEIVED, the undersigned, Kahiki Foods, Inc., an Ohio corporation ("BORROWER" or the "COMPANY"), hereby promises to pay to the order of Townsends, Inc. ("TOWNSENDS"), a Delaware corporation, or its assigns (the "HOLDER"), the principal sum of ONE MILLION DOLLARS ($1,000,000) (the "PRINCIPAL AMOUNT") plus any other amount necessary to equal the Redemption Price (as defined below) on December 31, 2009, except as otherwise set forth herein, and with interest thereon from time to time as provided herein.

         1. PURCHASE AGREEMENT.

                  (a) General. This Convertible Promissory Note (the "NOTE") is issued by the Borrower, pursuant to the Note Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of December 21, 2004, between the Borrower and Townsends and is subject to the terms thereof. As conditions to the closing of the Purchase Agreement, the Borrower and the Holder have also entered into that certain Supply Agreement (the "SUPPLY AGREEMENT"), dated as of December 21, 2004, and that certain Copack and Storage Agreement (the "COPACK AGREEMENT"), dated as of December 21, 2004 (the Purchase Agreement, Supply Agreement, and Copacking Agreement collectively referred to herein as the "TRANSACTION DOCUMENTS"). The Holder is entitled to the benefits of this Note and the Purchase Agreement, and may enforce the agreements of the Borrower contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto.

                  (b) Capitalized Terms. Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Purchase Agreement.

         2. INTEREST AND PRINCIPAL AMORTIZATION.

                  (a) Basic Interest. The Borrower promises to pay interest ("INTEREST") on the Principal Amount of this Note at the rate of five percent (5%) per annum (the "INTEREST RATE"). Interest on this Note shall accrue from and including the date of issuance through and until payment of the Redemption Price (as defined below), and shall be computed on the basis of a 360-day year of twelve (12) 30-day months. All payments on this Note shall be paid in U.S. Dollars by wire transfer of immediately available funds to such bank account as is designated in writing by the Holder from time to time. Interest shall accrue and be paid at maturity unless an Event of Non-Compliance has occurred in which case it shall be payable on the first business day of each month. All payments of Interest and/or portions of the outstanding Principal Amount shall be reflected by the Holder on the Payment and Accrual Schedule in the form attached hereto as Exhibit A (the "PAYMENT AND ACCRUAL SCHEDULE") although the Holder's failure to make such entries shall not relieve the Borrower of any of its obligations under this Note. All of the Holder's entries upon the Payment and Accrual Schedule shall be conclusively presumed true and correct absent manifest error (notwithstanding the expiration of any applicable cure periods).

                  (b) Event of Non-Compliance Rate of Interest. Notwithstanding the foregoing provisions of Section 2(a), but subject to applicable law, upon occurrence of an Event of Non-Compliance (as hereafter defined) any unpaid Principal Amount on this Note shall, for each day from the date of such Event of Non-Compliance until the earlier to occur of (i) the date such Event of Non-Compliance is cured or waived (including any cure or waiver after any applicable cure period) and (ii) the date of repayment in full of the Redemption Price, bear interest at a rate (the "NON-COMPLIANCE RATE") equal to the sum of
(A) the Interest Rate payable from time to time as provided in Section 2(a) above and (B) ten percent (10%) per annum, provided, however, that if an Event of Non-Compliance shall continue for more than one (1) year without being cured or waived then the Non-Compliance Rate shall increase by an additional five percent (5%) per annum on the first (1st) anniversary of the Event of Non-Compliance and on each such anniversary thereafter so long as any Event of Non-Compliance shall continue without being cured or waived. During any Event of Non-Compliance, all Interest shall be payable on the first business day of each month.

                  (c) No Usurious Interest. In the event that any interest rate(s) provided for in this Section 2, shall be determined to be unlawful, such Interest Rate(s) shall be computed at the highest rate permitted by applicable law. Any payment by the Borrower of any Interest in excess of that permitted by law shall be deemed applied to the Principal Amount of this Note without prepayment premium or penalty; if no such Principal Amount is outstanding, such excess shall be returned to the Borrower.

                  (d) Principal Amortization. An amount equal to the Redemption Price (as defined in Section 2(e) below) shall be due on the Maturity Date, and there shall be no required amortization of the Principal Amount due hereunder.

                  (e) Redemption Price Generally. As used in this Note, "REDEMPTION PRICE" means (i) prior to December 21, 2006 the greater of (A) one hundred and fifty percent (150%) of the original Principal Amount or (B) one hundred percent (100%) of the then outstanding Principal Amount of this Note plus Interest accrued and unpaid thereon through such



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date or (ii) after December 21, 2006, the greater of (x) two hundred percent
(200%) of the original Principal Amount or (y) one hundred percent (100%) of the then outstanding Principal Amount of this Note plus Interest accrued and unpaid thereon through such date, plus in the case of both (i) and (ii), reasonable out-of-pocket costs and expenses of Holder (including, without limitation, reasonable fees, charges and disbursements of counsel), if any, associated with such payment.

         3. CONVERSION.

                  (a) Optional Conversion. The full amount of the outstanding Principal Amount and any accrued and unpaid Interest as of any particular date on this Note shall, at the Holder's option, convert into (i) Preferred Stock (if authorized) or (ii) Common Stock (as such terms are defined in the Purchase Agreement) of the Company, in each case at $2.25 per share (as such price may be adjusted after the date hereof, the "NOTE CONVERSION PRICE"), subject to the adjustments provided in the anti-dilution provisions of the Certificate of Designation attached to the Purchase Agreement as Exhibit F, which shall apply to this Section 3 whether or not the Preferred Stock has been authorized by the Company (either such conversion defined in this Section 3(a)(i) or Section 3(a)(ii), the "OPTIONAL CONVERSION").

                  (b) Mandatory Conversion. Upon (i) shareholder approval, adoption and filing of an amendment to the Articles of Incorporation of the Company containing provisions substantially in the form of Exhibit F to the Purchase Agreement and (ii) the Company's issuance of duly authorized Preferred Stock to Townsends, the outstanding Principal Amount and any accrued and unpaid Interest under this Note shall immediately convert into such Preferred Stock at the Note Conversion Price then in effect at the date of such conversion (the "MANDATORY CONVERSION").

                  (c) Conversion Procedure. An Optional Conversion shall be effected by surrendering this Note to the Borrower, accompanied by written notice to the Borrower that the Holder elects to convert the Principal Amount and Interest amounts outstanding under this Note (the "CONVERSION AMOUNT") into Preferred Stock or Common Stock, as the case may be (the "CONVERSION NOTICE"). Interest accrued or accruing on the Conversion Amount from the date hereof to the date of the Conversion Notice shall be paid in Preferred Stock or Common Stock, as the case may be, calculated at the same Note Conversion Price as the Principal Amount as determined above, and shall constitute payment in full of any such interest on the same terms as would otherwise apply to the conversion of the Principal Amount hereof. No fractional shares or scrip representing fractions of Preferred Stock or Common Stock will be issued on conversion, but the number of shares of Preferred Stock or Common Stock to be issued on conversion shall be rounded up to the nearest whole share. The date on which the Conversion Notice is given shall be deemed to be the date on which the Holder has delivered this Note, with the accompanying written notice of its Optional Conversion, duly executed by the Holder.

                  (d) Rights Upon Conversion. Upon either of an Optional Conversion or Mandatory Conversion, the Holder shall be entitled to receive the same rights and preferences accorded, contractually or otherwise, to any holder of the relevant class of the Company's Preferred Stock or Common Stock, as appropriate. Such rights may include, but not be limited to, any information rights, voting rights, preemptive rights, tag-along rights, registration rights



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

and/or co-sale rights granted to purchasers of any equity of the Company issued after the date hereof (the "NEW EQUITY"). Furthermore, the Holder, at its option, shall have the right to execute and become a party to any agreements entered into by any purchaser of such New Equity, either with the Company or with any other such purchaser in connection with the purchaser's purchase or ownership of any such New Equity.

         4. MANDATORY PREPAYMENTS.

                  (a) Change of Control. Upon a Change of Control (as defined in
Section 4(b) herein), the Borrower shall pay the entire Redemption Price to the Holder.

                  (b) A "CHANGE OF CONTROL" shall occur if the Borrower engages in any of the following: (a) merger or consolidation into or with any other corporation or entity, (b) sale, conveyance, transfer, license, lease or other disposition of all or substantially all of the assets of the Borrower or (c) acquisition by any person of more than 50% of the voting power of all securities of the Borrower generally entitled to vote in the election of directors of the Borrower.

                  (c) Notice. The Borrower shall give written notice to the Holder of any mandatory prepayment pursuant to this Section 4 at least five (5) business days prior to the date of such mandatory prepayment in the manner provided in Section 15 herein.

         5. OPTIONAL PREPAYMENT.

                  (a) General. Upon notice given to the Holder as provided in
Section 4(c), the Borrower, at its option, may prepay all (but not less than all) of this Note at any time by payment of the Redemption Price.

                  (b) Notice. The Borrower shall give written notice of prepayment of this Note not less than seven (7) nor more than sixty (60) days prior to the date fixed for such prepayment. Such notice of prepayment shall be given in the manner provided in Section 15 herein.

         6. DEFAULTS AND REMEDIES.

                  (a) Events of Default. An "EVENT OF DEFAULT" shall occur if:

                           (i) the Borrower shall default in the payment of the
Redemption Price of this Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

                           (ii) the Borrower shall default in the payment of any
Interest when and as the same shall become due and payable and such default shall continue for a period of three (3) days; or

                           (iii) the Borrower shall default in the due
observance or performance of any covenant, condition, representation or warranty, certification or agreement on the part of the Borrower to be observed or performed (after giving effect to any applicable cure periods) pursuant to the terms hereof or pursuant to the terms of any of the Transaction Documents; or

                           (iv) the Borrower shall default in the payment of
principal on any other Funded Indebtedness where the principal amount outstanding is in excess of $100,000; or

                           (v) an involuntary proceeding shall be commenced or
an involuntary petition shall be filed in a court of competent jurisdiction against the Borrower seeking (A) relief in respect of the Borrower or of a substantial part of the property or assets of the Borrower, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of the property or assets of the Borrower, or (C) the winding up or liquidation of the Borrower; and such proceeding or petition shall continue undismissed for sixty (60) days, or an order or decree approving or ordering any of the foregoing shall be entered; or

                           (vi) if the Borrower shall (A) voluntarily commence
any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in this Section 6(a), (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, or for a substantial part of the property or assets of the Borrower, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) take any action for the purpose of effecting any of the foregoing; or

                           (vii) if the Borrower shall become insolvent or
otherwise become unable to meet its financial obligations as they become due; or

                           (viii) one or more judgments for the payment of money
in an aggregate amount in excess of $100,000 (to the extent not covered by insurance) shall be rendered against the Borrower and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower to enforce any such judgment.

                  (b) Acceleration; Forced Sale. If an Event of Default occurs pursuant to Section 6(a)(vi) or Section 6(a)(vii) then the Redemption Price shall automatically become immediately due and payable in cash, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. If any other Event of Default occurs and is continuing the Holder, by written notice to the Borrower, may declare the Redemption Price to be immediately due and payable in cash. The Holder may rescind an acceleration and all or any part of its consequences if all existing Events of Default have been cured or waived, and if the rescission would not conflict with any judgment or decree. Any notice or rescission shall be given in the manner specified in
Section 15 herein. If an Event of Default remains uncured for more than two (2) years, in addition to any other remedies, the Holder may cause the Company to seek and enter into a Change of Control transaction that generates sufficient proceeds to pay the Holder the Redemption Price.

                  (c) Event of Non-Compliance. If an Event of Default occurs pursuant to Section 6(a) (each an "EVENT OF NON-COMPLIANCE") then the Noncompliance Rate of Interest shall apply as set forth in Section 2(b).

         7. TSAO SUBORDINATION. Any amount owed to Michael Tsao or Alice Tsao (or their Affiliates) by the Borrower shall at all times be wholly subordinate and junior in right of payment to this Note.

         8. SUITS FOR ENFORCEMENT.

                  (a) Upon the occurrence of any one or more Events of Default, the Holder of this Note may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Purchase Agreement or this Note or in aid of the exercise of any power granted in the Purchase Agreement or this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holders of this Note.

                  (b) In case of any default under this Note, the Borrower will pay to the Holder such amounts as shall be sufficient to cover the costs and expenses of such Holder due to such default.

         9. REMEDIES CUMULATIVE. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         10. REMEDIES NOT WAIVED. No course of dealing between the Borrower and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right.

         11. TRANSFER.

                  (a) Permitted Transfers. Subject to the provisions of this
Section 11, this Note may be transferred or assigned, in whole or in part, by the Holder at any time to any Person.

                  (b) Transferees. The term "HOLDER" as used herein shall also include any transferee of this Note whose name has been recorded by the Borrower in the Note Register. No transfers of this Note shall be permitted unless each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred (i) only pursuant to an effective registration under the Securities Act and any applicable state securities law or (ii) if the Company first shall have been furnished with an opinion of legal counsel or otherwise reasonably satisfactory to the Company to the effect that such transfer is exempt from, or in compliance with, the registration requirements of the Securities Act and such state laws and that such transferee has represented that it is acquiring this Note for investment purposes only and not with a view toward resale or distribution thereof. Notwithstanding the foregoing, this Note may be transferred by Townsends to any of its Affiliates without the requirement of an opinion of legal counsel, so long as such transfer is in compliance with federal and state securities laws.


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                  (c) Note Register. The Borrower shall maintain a register (the
"NOTE REGISTER") in its principal offices for the purpose of registering the Note and any transfer or partial transfer thereof, which register shall reflect and identify, at all times, the ownership of record of any interest in the Note. Upon the issuance of this Note, the Borrower shall record the name and address of the initial purchaser of this Note in the Note Register as the first Holder. Upon surrender for registration of transfer or exchange of this Note at the principal offices of the Borrower, the Borrower shall, at its expense, execute and deliver one or more new Notes of like tenor and of denominations of a like aggregate Principal Amount, registered in the name of the Holder or a transferee or transferees. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by written instrument of transfer duly executed by the Holder of such Note or such holder's attorney duly authorized in writing. The failure of the Borrower to adequately maintain the Note Register in compliance with this Section 11(c) shall not in any way alter, invalidate or modify any Holder's interest in the Note.

         12. WAIVER OF NOTICE, PRESENTMENT AND DISHONOR. Each party liable under this Note in any capacity, whether as maker, endorser, surety, guarantor or otherwise: (a) waives presentment, demand, protest and notice of presentment, notice of protest and notice of dishonor of this debt and each and every other notice of any kind with respect to this Note, and (b) agrees that the holder of this Note, at any time or times, without notice to it or its consent, may grant extensions of time, without limit as to the number or the aggregate period of such extensions, for the payment of any principal, interest or other sums due hereunder.

         13. REPLACEMENT OF NOTE. On receipt by the Borrower of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note in form and substance reasonably satisfactory to Borrower (and in the case of any such mutilation, on surrender and cancellation of such Note), the Borrower will promptly execute and deliver, in lieu thereof, a new Note of like tenor (including, without limitation, the legend regarding the subordination of certain rights of the holder hereunder). If required by the Borrower, such Holder must provide indemnity sufficient in the reasonable judgment of the Borrower to protect the Borrower from any loss which the Borrower may suffer if a lost, stolen or destroyed Note is replaced.

         14. COVENANTS BIND SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Borrower shall bind its successors and assigns, whether so expressed or not.

                15. NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed telephonically), reputable commercial overnight courier service or personal delivery at the addresses specified in Section 6.5 of the Purchase Agreement. All such notices and communications shall be deemed to have been duly given when: delivered by hand, if personally delivered; when delivered by courier, if delivered by a reputable commercial overnight courier service; if mailed, upon receipt thereof; or if telecopied, when receipt is acknowledged.

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         16. AMENDMENT. Amendments and modifications of this Note may be made only in the manner provided in Section 6.7 of the Purchase Agreement and subject to the terms of the Purchase Agreement.

         17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

         18. JURISDICTION, JURY TRIAL WAIVER, ETC.

                  (a) THE COMPANY HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE BROUGHT ONLY IN THE COURTS OF THE STATE OF DELAWARE OR OF THE UNITED STATES OF AMERICA FOR THE DISTRICT OF DELAWARE IN EACH CASE IN THE COUNTY OF NEW CASTLE AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. THE COMPANY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, PURSUANT TO SECTION 15 ABOVE.

                  (b) THE COMPANY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF THIS NOTE, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

                19. SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof. The parties hereto further agree to replace such invalid, illegal or unenforceable provision with a substitute provision that will achieve, to the fullest extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.


                                     - 8 -
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                  20. HEADINGS. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.




                                           KAHIKI FOODS, INC.


                                           By:  /s/ Michael Tsao
                                                ------------------------
                                                Michael Tsao
                                                Chief Executive Officer



                                     - 9 -
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                                    EXHIBIT A

                          PAYMENT AND ACCRUAL SCHEDULE



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    DATE     INTEREST ACCRUAL     INTEREST PAID    UNPAID INTEREST    NOTATION
                                                                       MADE BY

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